EXHIBIT 11.1
                               RIMAGE CORPORATION
              COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK


Basic net earnings per common share is determined by dividing net earnings by the weighted average number of shares of common stock outstanding, unless the result is anti-dilutive. Diluted net earnings per common share is determined by dividing net earnings by the weighted average number of shares of common stock and common share equivalents outstanding, unless the result is anti-dilutive. The following is a summary of the weighted average common shares outstanding and assumed conversion shares:

                                                               Three months ended
                                                                    March 31,

                                                              1999           1998
                                                           ----------     ----------
Shares outstanding at beginning of period                   4,936,088      4,636,944

Common stock issued in stock option exercise                  111,497         19,751
                                                           ----------     ----------

Shares outstanding at end of period                         5,047,585      4,656,695
                                                           ==========     ==========

  Weighted average shares of common stock outstanding       4,997,417      4,640,044
                                                           ==========     ==========

Common stock equivalents                                    1,006,650      1,064,689

  Weighted average shares of assumed conversion shares        812,205        530,773
                                                           ==========     ==========


  Weighted average shares of common stock and assumed
    conversion shares                                       5,809,622      5,170,817
                                                           ==========     ==========

Net earnings                                               $1,095,531     $1,003,475
                                                           ==========     ==========

Basic net earnings per common share                        $     0.22     $     0.22
                                                           ==========     ==========

Diluted net earnings per common share and assumed
conversion shares                                          $     0.19     $     0.19
                                                           ==========     ==========